UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017 (July 21, 2017)

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-185336	26-3455189
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2909 Hillcroft, Suite 420, Houston, Texas		77057
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 467-2222

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry Into a Material Definitive Agreement.

Agreements and Plans of Merger

On July 21, 2017, (i) Hartman Short Term Income Properties XX, Inc. (the “Company”) and Hartman Short Term Income Properties XIX, Inc., a Texas corporation (“Hartman XIX”), entered into an agreement and plan of merger (the “XIX Merger Agreement”) and (ii) the Company, Hartman XX Limited Partnership, a Texas limited partnership, the Company’s operating partnership (“XX Operating Partnership”), Hartman Income REIT, Inc., a Maryland corporation (“HIREIT”), and Hartman Income REIT Operating Partnership LP, a Delaware limited partnership, the operating partnership of HI-REIT (“HIREIT Operating Partnership”), entered into an agreement and plan of merger (the “HIREIT Merger Agreement,” and together with the XIX Merger Agreement, the “Merger Agreements”).

Subject to the terms and conditions of the XIX Merger Agreement, including the satisfaction of all closing conditions set forth in the Merger Agreements, Hartman XIX will merge with and into the Company, with the Company surviving the merger (the “Hartman XIX Merger”).  Subject to the terms and conditions of the HI-REIT Merger Agreement, (i) HIREIT will merge with and into the Company, with HIREIT surviving the merger (the “HIREIT Merger,” and together with the Hartman XIX Merger, the “REIT Mergers”), and (ii) HIREIT Operating Partnership will merge and with and into XX Operating Partnership, with XX Operating Partnership surviving the merger (the “Partnership Merger,” and together with the REIT Mergers, the “Mergers”). The REIT Mergers are intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Partnership Merger is intended to be treated as a tax-deferred exchange under Section 721 of the Code.

Subject to the terms and conditions of the XIX Merger Agreement, (i) each share of common stock of Hartman XIX (the “XIX Common Stock”) issued and outstanding immediately prior to the Effective Time (as defined in the XIX Merger Agreement) will be automatically cancelled and retired and converted into the right to receive 9,171.98 shares of common stock, $0.01 par value per share, of the Company (“Company Common Stock”), (ii) each share of 8% cumulative preferred stock of Hartman XIX issued and outstanding immediately prior to the Effective Time will be automatically cancelled and retired and converted into the right to receive 1.238477 shares of Company Common Stock, and (iii) each share of 9% cumulative preferred stock of Hartman XIX issued and outstanding immediately prior to the Effective Time will be automatically cancelled and retired and converted into the right to receive 1.238477 shares of Company Common Stock.

Subject to the terms and conditions of the HIREIT Merger Agreement, (a) in connection with the HI-REIT Merger, (i) each share of common stock of HIREIT (the “HIREIT Common Stock”) issued and outstanding immediately prior to the REIT Merger Effective Time (as defined in the HIREIT Merger Agreement) will be automatically cancelled and retired and converted into the right to receive 0.752222 shares of Company Common Stock, and (ii) each share of subordinate common stock of HIREIT will be automatically cancelled and retired and converted into the right to receive 0.752222 shares of Company Common Stock, and (b) in connection with the Partnership Merger, each unit of limited partnership interest in HIREIT Operating Partnership (“HIREIT OP Units”) issued and outstanding immediately prior to the Partnership Merger Effective Time (as defined in the HIREIT Merger Agreement) (other than any HIREIT OP Units held by HIREIT) will be automatically cancelled and retired and converted into the right to receive 0.752222 validly issued, fully paid and non-assessable units of limited partnership interests in XX Operating Partnership.

Each Merger Agreement contains customary covenants, including covenants prohibiting HIREIT and Hartman XIX and their respective subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions.

The Merger Agreements may be terminated under certain circumstances, including but not limited to (i) by the mutual written consent of all the parties to a Merger Agreement, (ii) by either the Company or HIREIT or Hartman XIX, as applicable, if a final and non-appealable order is entered prohibiting or disapproving the applicable Mergers, (iii) by either the Company or HIREIT or Hartman XIX, as applicable, if the required approval of the applicable Mergers by the stockholders of the Company or HIREIT or Hartman XIX, as applicable (the “Stockholder Approvals”), have not been obtained, (iv) by either the Company or HIREIT or Hartman XIX, as applicable, upon a material uncured breach by the other party that would cause the closing conditions in the applicable Merger Agreement not to be satisfied, or (v) by either the Company or HIREIT or Hartman XIX, as applicable,  if the applicable Mergers have not been completed on or before December 31, 2017. No termination fees or penalties are payable by any party to any Merger Agreement in the event of the termination of any Merger Agreement.

The Merger Agreements contain certain representations and warranties made by the parties thereto. The representations and warranties of the parties were made solely for purposes of the contract among the parties, and are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by the parties to the Mergers to the other parties to the Mergers.  Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders, and the representations and warranties are primarily intended to establish circumstances in which either of the parties may not be obligated to consummate the Mergers, rather than establishing matters as facts.

Each Merger Agreement sets forth certain conditions of the parties thereto to consummate the Mergers contemplated by such Merger Agreement, including (i) receipt of the applicable Stockholder Approvals, (ii) receipt of all regulatory approvals, (iii) the absence of any judgments, orders or laws prohibiting or restraining the consummation of the applicable Mergers, (iv) the effectiveness with the Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 to be filed by the Company to register the shares of Company Common Stock to be issued as consideration in the REIT Mergers, (v) the delivery of certain documents, consents and legal opinions, and (vi) the truth and correctness of the representations and warranties of the respective parties, subject to the materiality standards contained in the Merger Agreements. In addition, the consummation of the HIREIT Merger and the Partnership Merger is a condition to the consummation of the Hartman XIX Merger, and vice versa. There can be no guarantee that the conditions to the closing of the Mergers set forth in the Merger Agreements will be satisfied.

Each party to the Merger Agreements will bear its own costs and expenses (including legal fees) related to the Merger Agreements and the transactions contemplated by the Merger Agreements.

The foregoing description of the Merger Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreements, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 to this current report on form 8-K and which are incorporated herein by reference.

Item 8.01   Other Events.

Joint Press Release

On July 24, 2017, the Company, HIREIT and Hartman XIX issued a joint press release announcing the execution of the Merger Agreements. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ADDITIONAL INFORMATION ABOUT THE MERGERS

In connection with the proposed Mergers, the Company will prepare and file with the SEC a registration statement on Form S-4 containing a proxy statement/prospectus jointly prepared by HIREIT, Hartman XIX and the Company, and other related documents. The joint proxy statement/prospectus will serve as both a prospectus of the Company relating to its offering of the Company’s common stock to be issued to HIREIT and Hartman XIX stockholders as merger consideration pursuant to the Merger Agreements and as a proxy statement of each of the Company, HIREIT and Hartman XIX for the special meetings of the stockholders of each of the Company, HIREIT and Hartman XIX to be held to obtain their respective stockholder approvals of the Merger Agreements. The joint proxy statement/prospectus will contain important information about the proposed Mergers and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE COMPANY WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, HI-REIT, HARTMAN XIX AND THE PROPOSED MERGERS. Investors and stockholders of the Company, HIREIT and Hartman XIX may obtain free copies of the registration statement, the joint proxy statement/prospectus and other relevant documents filed by the Company with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company with the SEC are also available free of charge on the Company’s website at www.hartmanreits.com.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER

The Company, HIREIT and Hartman XIX and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the proposed Mergers. Information regarding the Company’s directors and executive officers can be found in the Company’s most recent Annual Report on Form 10-K, filed with the SEC on April 11, 2017.  Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed Mergers if and when they become available. These documents are available free of charge on the SEC’s website or from the Company, as applicable, using the sources indicated above.

Forward-Looking Statements

This current report on Form 8-K contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include, but are not limited to, the risk that the proposed Mergers will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreements; the inability to obtain the Stockholder Approvals or the failure to satisfy the other conditions to completion of the proposed Mergers; risks related to disruption of management’s attention from the ongoing business operations due to the proposed Mergers; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of HIREIT, Hartman XIX or the Company; and other factors, including those set forth in the Risk Factors section of the Company’s most recent Annual Report on Form 10-K filed with the SEC, and other reports filed by the Company with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01   Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
2.1

Agreement and Plan of Merger among Hartman Short Term Income Properties XX, Inc., Hartman XX Limited Partnership, Hartman Income REIT, Inc. and Hartman Income REIT Operating Partnership, L.P. dated July 21, 2017

2.2	Agreement and Plan of Merger among Hartman Short Term Income Properties XX, Inc., and Hartman Short Term Income Properties XIX, Inc. dated July 21, 2017
99.1	Joint Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HARTMAN SHORT TERM INCOME PROPERTIES XX, INC.

Date: July 24, 2017	By:	/s/ Allen R. Hartman
Allen R. Hartman
Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
2.1

Agreement and Plan of Merger among Hartman Short Term Income Properties XX, Inc., Hartman XX Limited Partnership, Hartman Income REIT, Inc. and Hartman Income REIT Operating Partnership, L.P. dated July 18, 2017

2.2	Agreement and Plan of Merger among Hartman Short Term Income Properties XX, Inc., and Hartman Short Term Income Properties XIX, Inc. dated July 18, 2017
99.1	Joint Press Release